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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 21, 2001 on our audit of the financial statements included in the 2000 annual report on Form 10-KSB of Axonyx Inc. We also consent to the reference to our Firm as experts in such Registration Statement.

/s/ RICHARD A. EISNER & COMPANY, LLP
New York, New York January 2, 2002

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  EXHIBIT 23.1